SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

BOE Financial Services of Virginia, Inc.

(Exact name of issuer as specified in its charter)

Virginia	000-31711	54-1980794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1325 Tappahannock Boulevard,

Tappahannock, VA 22560

(Address of principal executive offices and zip code)

(804) 443-4343

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 24, 2008, the Company issued a joint press release announcing March 25, 2008 as the record date for its special meeting of stockholders scheduled to be held on April 25, 2008. The press release is attached as Exhibit 99.1 to this report.

Additionally, TransCommunity Financial Corporation issued a press release announcing the receipt by its board of support letters from three stockholders holding an aggregate of 28.2% of the outstanding shares of TransCommunity common stock. The press release is attached as Exhibit 99.2 to this report.

The information set forth in the above Item 7.01 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated March 24, 2008 regarding record and meeting dates

99.2	TransCommunity Financial Corporation press release dated March 24, 2008 regarding receipt of support letters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Essex, Commonwealth of Virginia, on the 24th day of March, 2008.

BOE Financial Services of Virginia, Inc.

By:	/s/ Bruce E. Thomas
Bruce E. Thomas
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release dated March 24, 2008 regarding record and meeting dates

99.2	TransCommunity Financial Corporation press release dated March 24, 2008 regarding receipt of support letters

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